Exhibit 99
NEWS RELEASE
FOR IMMEDIATE RELEASE
Media Contact:
Irene Silber
Capella University
612-977-4132
irene.silber@capella.edu
Investor Contact:
Heide Erickson
Capella Education Company
612-977-5172
heide.erickson@capella.edu
Capella University Announces Leadership Changes to Support Focus on
Quality in Education
A national search for a new president commences; current president will become vice chair
MINNEAPOLIS, March 1, 2007 — Capella University, an accredited*, fully online university and wholly owned subsidiary of Capella Education Company (NASDAQ: CPLA), both based in Minneapolis, Minn., today announced a new university leadership structure and a national search for a new university president. Michael Offerman, current president of the university, will become vice chairman-external university initiatives, continuing and expanding upon his recent national work with other institutions on such matters as accountability, learning outcomes transparency, and potential partnerships.
“In my new role, I will pursue Capella University’s goal of being nationally recognized as the university that leads the definition of high-quality, adult online education, while the new president will focus on delivering exceptional learning outcomes and learner experiences at Capella University,” said Offerman, president of Capella University since 2001. Offerman will remain president until the national search for a new president is successfully completed; he will then assume his new position as vice chairman-external university initiatives for Capella Education Company, as well as the title of Capella University president emeritus.

Concurrent with Offerman’s change in responsibilities, Karen Viechnicki, currently university provost and chief academic officer, will assume the new role of university vice president for academic quality. In this new role, she will provide overall leadership and oversight to all accreditation and regulatory efforts in Capella’s five schools. In addition, Viechnicki will focus on refining Capella’s academic quality framework to further differentiate Capella’s success in facilitating exceptional learning outcomes. Viechnicki will continue to report to the president of Capella University and begin her new position when the search for a new president is completed. At that time, the new university president will also assume the role of chief academic officer for the university.
“By positioning the new university president in a direct reporting relationship with the deans and in close communication with faculty, we can better support our faculty development program and our continuing work to improve the learner and faculty experience,” said Stephen Shank, chief executive officer of Capella Education Company.
It was also announced that Kenneth Sobaski, Capella Education Company president and chief operating officer, will assume senior executive oversight and responsibility for Capella University management. In that capacity, the new president of Capella University will be reporting to Sobaski and to the Capella University board of directors.
Paul Schroeder, senior vice president, Capella University and Capella Education Company, will move to a new role as senior vice president, operations and business transformation for Capella Education Company, reporting to Sobaski. Schroeder will be responsible for aligning and integrating the end-to-end operations of Capella in order to deliver the superior experience the university wants for its learners.
“I am confident that these organizational changes will further support our work to build a unified and integrated culture at Capella,” said Shank. “As part of our long-range, chief executive officer transition planning, Kenneth Sobaski is taking on additional responsibilities in the management of Capella University that are critical to our pursuit of exceptional learning outcomes and learner experiences, while executing a sound business strategy.”
Forward-Looking Statements
Certain information in this news release may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management’s good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to certain risks and uncertainties that could cause the company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements to reflect events or circumstances arising after such date.
Among these risks and uncertainties are the timing of hiring a new university president, successful implementation of our leadership succession plan, and our ability to manage our growth and execute on our operational and strategic goals of providing exceptional learning outcomes and learner experience.
Other factors that could cause the company’s results to differ materially from those contained in its forward-looking statements are included under, among others, the heading “Risk Factors” in our Form S-1 on file with the Securities and Exchange Commission and other documents filed by the company with the Securities and Exchange Commission.
About Capella University
Founded in 1993, Capella University is an accredited*, fully online university that offers graduate degree programs in business, information technology, education, human services, and psychology, and bachelor’s degree programs in business and information technology. Within those areas, Capella offers 82 graduate and undergraduate specializations and 16 certificate programs. The online university currently serves nearly 18,000 students from all 50 states and 56 countries. It is committed to providing high-caliber academic excellence and pursuing balanced business growth. Capella University is a wholly-owned subsidiary of Capella Education Company (NASDAQ: CPLA), headquartered in Minneapolis. For more information, please visit http://www.capella.edu or call 1-888-CAPELLA (227-3552).

*	Capella University is accredited by The Higher Learning Commission and a member of the North Central Association of Colleges and Schools (NCA), 30 N. LaSalle Street, Suite 2400, Chicago, IL 60602-2504; 312-263-0456; www.ncahigherlearningcommission.org.
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